Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FIRST QUARTER OF 2026 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2026 net income of $1,794,000, or $0.11 per diluted common share. This compares to net income for the first quarter of 2025 of $1,908,000, or $0.12 per diluted common share. The following table details the Company’s financial performance for the quarters ended March 31, 2026 and 2025:

	First Quarter 2026	First Quarter 2025	$ Change	% Change

Net income	$1,794,000	$1,908,000	$(114,000)	(6.0)%
Diluted earnings per share	$0.11	$0.12	$(0.01)	(8.3)%

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the first quarter 2026 financial results: “AmeriServ Financial achieved positive operating leverage in the first quarter of 2026 as our total revenue increased at a faster rate than our total non-interest expense. The increase in total revenue was caused by meaningful improvement in our net interest income because of effective balance sheet management. Specifically, our net interest margin increased by 25-basis points from the first quarter of 2025 leading to an $897,000 increase in net interest income, which is important since this category represents approximately 73% of our total revenue. Our Company is well positioned for organic growth in 2026 as we have strong liquidity and solid capital. We will continue to diligently focus on both revenue growth and expense control to further improve the Company’s operating efficiency in 2026.”

All first quarter financial performance metrics within this document are compared to the first quarter of 2025 unless otherwise noted.

Net interest income in the first quarter of 2026 increased by $897,000, or 9.0%, when compared to the first quarter of 2025.  The Company’s net interest margin of 3.26% for the first quarter of 2026 represents a 25-basis point improvement from the first quarter of 2025.  Along with the significantly improved net interest margin performance, the increase also reflects controlled balance sheet growth, as both total earning assets and total deposits are at higher average levels due to our effective balance sheet management and business development strategies.  This, combined with effective pricing strategies, resulted in both the total earning asset yield and cost of interest-bearing funds improving between years.  The Federal Reserve’s action to lower short-term interest rates during the final four months of 2025 favorably impacted total interest-bearing deposits and borrowings costs.  Also, while the U.S. Treasury yield curve is relatively flat on the short end, yields in the mid to long end of the curve are higher and demonstrate a steeper upward slope which favorably impacted earning asset yields.  Management believes the net interest margin will continue to improve as we move through 2026 given the effective execution of our strategy. Non-interest expense increased in the first quarter of 2026 compared to last year’s first quarter while non-interest income decreased compared to the first quarter of 2025.  The first quarter provision for credit losses in 2026 was at a normal level but compared unfavorably to a credit recognized for the provision in the first quarter of last year.  Overall, the Company’s earnings performance for the first quarter of 2026 compares unfavorably to the first quarter of 2025 by $114,000, or 6.0%, as the improvement in net interest income was more than offset by higher total non-interest expense, the higher provision for credit losses and the lower level of non-interest income.

Total investment securities averaged $271.6 million for the first quarter of 2026, which was $24.9 million, or 10.1%, higher than the $246.7 million average for the first quarter of 2025.  Additionally, overnight short-term investments were higher by $17.0 million in the first quarter of 2026.  These increases reflect a higher level of loan prepayment activity as well as our liquidity position strengthening throughout 2025 and the first quarter of 2026 due to deposit growth.  Therefore, more funds were available to invest in the securities portfolio during a time when security yields improved, making purchases more attractive. As a result, the securities portfolio grew by $31.6 million, or 13.7%, since March 31, 2025.  New investment security purchases were also necessary to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public fund deposits. The higher balances and improved yields for new securities purchases caused interest income from investments to increase by $582,000, or 23.2%, for the first quarter of 2026 compared to last year’s first quarter.

Total average loans for the first quarter of 2026 declined from the first quarter of 2025 by $37.5 million, or 3.5%, due to increased loan payoff activity, particularly from the commercial real estate (CRE) portfolio, during the second half of 2025 and exceeded loan originations.  Total loans continue to be above the $1.0 billion threshold, averaging $1.027 billion for the first quarter of 2026.  Total loan interest income in the first quarter of 2026 declined compared to the first quarter of 2025 as the lower average loan balance more than offset the more favorable interest rate environment in 2026, and a portion of CRE loans, that were booked during the COVID pandemic when interest rates were low, repricing upward during the first quarter of 2026.  Total loan interest income decreased by $102,000, or 0.7%, when compared to the first quarter of 2025. Overall, the first quarter of 2026 average balance of total interest earning assets increased from last year’s first quarter average by $11.7 million, or 0.9%, while total interest income increased by $480,000, or 2.8%, from the first quarter of 2025.

On the liability side of the balance sheet, total average deposits for the first quarter of 2026 were $24.5 million, or 2.0%, higher when compared to the first quarter average of 2025 due to the Company’s successful business development efforts.  Additionally, the Company’s core deposit base continues to demonstrate the strength and stability that it has for many years due to customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source.  The loan to deposit ratio averaged 82.7% in the first quarter of 2026, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense decreased favorably by $417,000, or 5.9%, for the first quarter of 2026 when compared to the same time period of 2025.  Deposit interest expense decreased by $205,000, or 3.3%, despite total average interest-bearing deposits growing by $39.2 million, or 3.8%, compared to the first quarter of 2025.  The decrease in deposit interest expense reflects management’s effective deposit pricing strategies along with the benefit of the Federal Reserve easing monetary policy during the final four months of 2025.  This reduction in interest-bearing deposit costs contributed to the previously mentioned improvement in the net interest margin.  Overall, total deposit cost (including the benefit of non-interest-bearing demand deposits) averaged 1.93% for the first quarter of 2026, which is an 11-basis point improvement from the first quarter of 2025.

Total borrowings interest expense decreased by $212,000, or 21.9%, for the first quarter of 2026. The Company’s utilization of overnight borrowed funds during the first quarter of 2026 was lower than it was for the first quarter of 2025, resulting in the first quarter average decreasing by $5.6 million, or 86.7%, due to the higher level of total average deposits. Also, management elected not to replace the majority of maturing Federal Home Loan Bank (FHLB) term advances during the full year of 2025 and did not replace any during the first quarter of 2026 because of the strength of the Company’s liquidity position. Therefore, the total average balance of advances from the FHLB during the first quarter of 2026 decreased by $12.2 million, or 22.2%, from last year’s first quarter. The decrease in borrowings interest expense also reflects the Federal Reserve’s 2025 action to ease monetary policy by 75-basis points which had an immediate and favorable impact on the cost of overnight borrowed funds.

The Company recorded a $217,000 provision for credit losses in the first quarter of 2026 after recording a $97,000 provision recovery in the first quarter of 2025, resulting in an unfavorable shift of $314,000.  The provision for credit losses in the first quarter reflects a $284,000 provision for credit losses on loans resulting from updates to both historical loss rates and qualitative adjustments and an additional $27,000 of provision expense was recognized to create a partial reserve for a senior debt corporate investment within the securities portfolio. Both of these items were partially offset by a $94,000 provision recovery related to unfunded commitments because of a decline in outstanding loan commitments.

Non-performing assets were relatively stable since December 31, 2025, increasing by $204,000, or 2.4%, and totaling $8.7 million.  The increase reflects the transfer of a $500,000 senior debt corporate security into non-accrual status that became impaired during the first quarter of 2026.  The transfer of this security into non-accrual status more than offset a $296,000 reduction to non-performing loans since year end 2025.  Non-performing loans represented 0.78% of total loans at March 31, 2026 and decreased by 2-basis points from December 31, 2025.  The Company recognized net loan charge-offs of $206,000, or 0.08% of total average loans, in the first quarter of 2026 compared to net loan charge-offs of $64,000, or 0.02% of total average loans, in the first quarter of 2025.  Overall, the Company’s allowance for loan credit losses provided 165% coverage of non-performing loans and represented 1.28% of total loans at March 31, 2026.

Total non-interest income in the first quarter of 2026 decreased by $154,000, or 3.7%, from the prior year's first quarter.  Other income is lower by $110,000, or 15.9%, after a net gain was recognized from two separate sales in the first quarter of 2025 of a Bank branch office and an OREO property.  There was no such sale activity in the first quarter of 2026.   Also, contributing to the unfavorable comparison for total non-interest income was the Company recognizing a $63,000 loss on trading securities from a $7.2 million trading account that did not exist in the first quarter of 2025.  Partially offsetting these unfavorable items were increases to service charges on deposit accounts by $27,000, or 9.8%, because of the deposit growth the Company experienced and a $22,000, or 78.6%, increase in mortgage banking revenue due to increased production in 2026.  Finally, wealth management fees are relatively consistent with the level achieved in the first quarter of 2025.  Overall, the fair market value of wealth management assets totaled $2.6 billion at March 31, 2026 and decreased by $68.0 million, or 2.5%, since December 31, 2025.

Total non-interest expense in the first quarter of 2026 increased by $595,000, or 5.1%, when compared to the first quarter of 2025.  Professional fees increased by $480,000, or 70.1%, due to additional expenses related to the amended and restated consulting agreement with SB Value Partners that expands the nature and scope of the consulting services provided to the Company.  Details of this revised agreement were provided in the Company’s Report on Form 8-K filed on January 7, 2026. Also contributing to the increase in professional fees were higher costs for recruitment and outside professional services. Other expenses were $108,000, or 9.5%, higher due to the bank having to recognize additional workout expenses related to a loan relationship secured by an owner-occupied CRE property.  The additional costs related to this property were the sole reason for the unfavorable quarter over quarter comparison for other expenses.  Slightly offsetting the higher level of expense was reduced FDIC deposit insurance expense by $30,000, or 12.5%.

The Company recorded income tax expense of $426,000 in the first quarter of 2026, or an effective tax rate of 19.2%, which compares to income tax expense of $478,000, or an effective tax rate of 20.0%, in the first quarter of 2025.

The Company had total assets of $1.47 billion, shareholders' equity of $120.7 million, a book value of $7.12 per common share and a tangible book value of $6.31(1) per common share on March 31, 2026.  Book value per common share increased by $0.42, or 6.3%, and tangible book value per common share also increased by $0.43, or 7.3%, over the past 12 months. The Company and Bank continued to maintain strong capital ratios that exceed the regulatory defined well-capitalized status as of March 31, 2026.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable May 18, 2026, to shareholders of record on May 4, 2026. This cash dividend represents a 3.0% annualized yield using the April 17, 2026 closing stock price of $3.94 and a 27.3% payout ratio based upon 2026 first quarter earnings.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform, including risks and unanticipated costs related to a core system migration; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers’ expectations for convenience and security; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2026

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2026

1QTR
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,794

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.50%
Return on average equity	6.03
Return on average tangible common equity (1)	6.80
Net interest margin	3.26
Net charge-offs (recoveries) as a percentage of average loans	0.08
Efficiency ratio (3)	83.26

EARNINGS PER COMMON SHARE:
Basic	$0.11
Average number of common shares outstanding	16,927
Diluted	$0.11
Average number of common shares outstanding	16,928
Cash dividends paid per share	$0.03

2025

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2025
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,908	$(282)	$2,544	$1,442	$5,612

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.54%	(0.08)%	0.70%	0.39%	0.39%
Return on average equity	7.12	(1.02)	9.06	4.96	5.03
Return on average tangible common equity (1)	8.14	(1.16)	10.32	5.63	5.73
Net interest margin	3.01	3.10	3.27	3.23	3.15
Net charge-offs (recoveries) as a percentage of average loans	0.02	1.09	(0.01)	0.74	0.46
Efficiency ratio (3)	83.67	80.73	77.55	84.14	81.47

EARNINGS PER COMMON SHARE:
Basic	$0.12	$(0.02)	$0.15	$0.09	$0.34
Average number of common shares outstanding	16,519	16,519	16,519	16,521	16,520
Diluted	$0.12	$(0.02)	$0.15	$0.09	$0.34
Average number of common shares outstanding	16,519	16,519	16,519	16,562	16,530
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.03	$0.12

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2026

1QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,472,654
Short-term investments/overnight funds	41,039
Investment securities, net of allowance for credit losses - securities	263,085
Trading securities	7,164
Total loans and loans held for sale, net of unearned income	1,031,482
Allowance for credit losses - loans	13,206
Intangible assets	13,662
Deposits	1,269,950
Short-term and FHLB borrowings	40,895
Subordinated debt, net	26,778
Shareholders’ equity	120,703
Non-performing assets	8,722
Tangible common equity ratio (1)	7.34%
Total capital (to risk weighted assets) ratio	13.47
PER COMMON SHARE:
Book value	$7.12
Tangible book value (1)	6.31
Market value (2)	3.62
Wealth management assets – fair market value (4)	$2,613,708

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	299
Branch locations	16
Common shares outstanding	16,964,267

2025

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,431,524	$1,448,733	$1,461,494	$1,453,813
Short-term investments/overnight funds	3,865	4,805	39,098	39,418
Investment securities, net of allowance for credit losses - securities	231,454	237,320	236,740	248,484
Trading securities	0	4,205	4,462	7,253
Total loans and loans held for sale, net of unearned income	1,062,326	1,069,220	1,055,683	1,032,968
Allowance for credit losses - loans	13,812	14,060	14,408	13,128
Intangible assets	13,682	13,677	13,672	13,667
Deposits	1,216,838	1,244,533	1,258,588	1,248,128
Short-term and FHLB borrowings	63,121	51,611	48,023	44,615
Subordinated debt, net	26,736	26,747	26,757	26,767
Shareholders’ equity	110,759	110,921	114,575	119,312
Non-performing assets	14,971	16,419	14,953	8,518
Tangible common equity ratio (1)	6.85%	6.78%	6.97%	7.34%
Total capital (to risk weighted assets) ratio	12.73	12.50	12.97	13.30
PER COMMON SHARE:
Book value	$6.70	$6.71	$6.94	$7.22
Tangible book value (1)	5.88	5.89	6.11	6.39
Market value (2)	2.43	3.04	2.90	3.19
Wealth management assets – fair market value (4)	$2,486,920	$2,583,839	$2,661,214	$2,681,678

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	298	309	306	298
Branch locations	16	16	16	16
Common shares outstanding	16,519,267	16,519,267	16,519,267	16,522,267

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2026

1QTR
INTEREST INCOME
Interest and fees on loans	$14,406
Interest on investments	3,096
Total Interest Income	17,502

INTEREST EXPENSE
Deposits	5,919
All borrowings	755
Total Interest Expense	6,674

NET INTEREST INCOME	10,828
Provision (recovery) for credit losses	217
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,611

NON-INTEREST INCOME
Wealth management fees	2,860
Service charges on deposit accounts	302
Mortgage banking revenue	50
(Loss) gain on trading securities	(63)
Bank owned life insurance	238
Other income	580
Total Non-Interest Income	3,967

NON-INTEREST EXPENSE
Salaries and employee benefits	7,225
Net occupancy expense	843
Equipment expense	408
Professional fees	1,165
Data processing and IT expense	1,267
FDIC deposit insurance expense	210
Other expense	1,240
Total Non-Interest Expense	12,358

PRETAX INCOME (LOSS)	2,220
Income tax expense (benefit)	426
NET INCOME (LOSS)	$1,794

2025

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2025
INTEREST INCOME
Interest and fees on loans	$14,508	$14,932	$15,688	$15,032	$60,160
Interest on investments	2,514	2,757	2,795	3,128	11,194
Total Interest Income	17,022	17,689	18,483	18,160	71,354

INTEREST EXPENSE
Deposits	6,124	6,408	6,549	6,390	25,471
All borrowings	967	887	927	839	3,620
Total Interest Expense	7,091	7,295	7,476	7,229	29,091

NET INTEREST INCOME	9,931	10,394	11,007	10,931	42,263
Provision (recovery) for credit losses	(97)	3,133	360	724	4,120
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,028	7,261	10,647	10,207	38,143

NON-INTEREST INCOME
Wealth management fees	2,864	2,782	2,849	3,065	11,560
Service charges on deposit accounts	275	267	303	300	1,145
Mortgage banking revenue	28	58	39	59	184
(Loss) gain on trading securities	0	35	55	28	118
Bank owned life insurance	264	244	533	243	1,284
Other income	690	710	622	676	2,698
Total Non-Interest Income	4,121	4,096	4,401	4,371	16,989

NON-INTEREST EXPENSE
Salaries and employee benefits	7,223	7,076	7,317	7,323	28,939
Net occupancy expense	841	746	705	692	2,984
Equipment expense	390	404	376	389	1,559
Professional fees	685	903	601	1,566	3,755
Data processing and IT expense	1,252	1,153	1,247	1,301	4,953
FDIC deposit insurance expense	240	240	260	247	987
Other expense	1,132	1,187	1,458	1,382	5,159
Total Non-Interest Expense	11,763	11,709	11,964	12,900	48,336

PRETAX INCOME (LOSS)	2,386	(352)	3,084	1,678	6,796
Income tax expense (benefit)	478	(70)	540	236	1,184
NET INCOME (LOSS)	$1,908	$(282)	$2,544	$1,442	$5,612

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2026	2025
	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,027,165	$1,064,629
Short-term investments and bank deposits	28,846	11,828
Investment securities	271,564	246,682
Trading securities	7,240	0
Total interest earning assets	1,334,815	1,323,139

Non-interest earning assets:
Cash and due from banks	13,975	15,769
Premises and equipment	17,399	17,999
Other assets	94,898	89,087
Allowance for credit losses	(13,437)	(14,480)
Total assets	$1,447,650	$1,431,514

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$323,978	$341,608
Savings	124,044	121,122
Money market	250,933	237,760
Other time	377,195	336,504
Total interest bearing deposits	1,076,150	1,036,994
Borrowings:
Short-term borrowings	851	6,421
Advances from Federal Home Loan Bank	42,700	54,906
Subordinated debt	27,000	27,000
Lease liabilities	3,869	4,207
Total interest bearing liabilities	1,150,570	1,129,528

Non-interest bearing liabilities:
Demand deposits	166,099	180,788
Other liabilities	10,305	12,492
Shareholders’ equity	120,676	108,706
Total liabilities and shareholders’ equity	$1,447,650	$1,431,514

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2026

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL
Balance at December 31, 2025	$270	$(84,791)	$140,070	$64,112	$(7,349)	$119,312
Net income	0	0	0	1,794	0	1,794
Exercise of stock options and stock option expense	0	0	27	0	0	27
Adjustment for defined benefit pension plan	0	0	0	0	346	346
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(1,039)	(1,039)
Market value adjustment for interest rate hedge	0	0	0	0	64	64
Common stock issued	2	0	705	0	0	707
Common stock cash dividend	0	0	0	(508)	0	(508)
Balance at March 31, 2026	$272	$(84,791)	$147,802	$65,398	$(7,978)	$120,703

2025

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248
Net income	0	0	0	1,908	0	1,908
Adjustment for unrealized gain on available for sale securities	0	0	0	0	2,124	2,124
Market value adjustment for interest rate hedge	0	0	0	0	(25)	(25)
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at March 31, 2025	$268	$(84,791)	$146,372	$61,894	$(12,984)	$110,759
Net loss	0	0	0	(282)	0	(282)
Adjustment for unrealized gain on available for sale securities	0	0	0	0	901	901
Market value adjustment for interest rate hedge	0	0	0	0	38	38
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at June 30, 2025	$268	$(84,791)	$146,372	$61,117	$(12,045)	$110,921
Net income	0	0	0	2,544	0	2,544
Adjustment for unrealized gain on available for sale securities	0	0	0	0	1,610	1,610
Market value adjustment for interest rate hedge	0	0	0	0	(5)	(5)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2025	$268	$(84,791)	$146,372	$63,166	$(10,440)	$114,575
Net income	0	0	0	1,442	0	1,442
Exercise of stock options and stock option expense	0	0	9	0	0	9
Common stock issuable	2	0	689	0	0	691
Adjustment for defined benefit pension plan	0	0	0	0	2,215	2,215
Adjustment for unrealized gain on available for sale securities	0	0	0	0	843	843
Market value adjustment for interest rate hedge	0	0	0	0	33	33
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2025	$270	$(84,791)	$147,070	$64,112	$(7,349)	$119,312

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except share, per share, and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2026

1QTR
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,794

Average shareholders’ equity	120,676
Less: Average intangible assets	13,664
Average tangible common equity	107,012

Return on average tangible common equity (annualized)	6.80%

1QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$120,703
Less: Intangible assets	13,662
Tangible common equity	107,041

TANGIBLE ASSETS
Total assets	1,472,654
Less: Intangible assets	13,662
Tangible assets	1,458,992

Tangible common equity ratio	7.34%

Total shares outstanding	16,964,267

Tangible book value per share	$6.31

2025

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2025
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,908	$(282)	$2,544	$1,442	$5,612

Average shareholders’ equity	108,706	110,939	111,470	115,240	111,606
Less: Average intangible assets	13,684	13,679	13,674	13,669	13,676
Average tangible common equity	95,022	97,260	97,796	101,571	97,930

Return on average tangible common equity (annualized)	8.14%	(1.16)%	10.32%	5.63%	5.73%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$110,759	$110,921	$114,575	$119,312
Less: Intangible assets	13,682	13,677	13,672	13,667
Tangible common equity	97,077	97,244	100,903	105,645

TANGIBLE ASSETS
Total assets	1,431,524	1,448,733	1,461,494	1,453,813
Less: Intangible assets	13,682	13,677	13,672	13,667
Tangible assets	1,417,842	1,435,056	1,447,822	1,440,146

Tangible common equity ratio	6.85%	6.78%	6.97%	7.34%

Total shares outstanding	16,519,267	16,519,267	16,519,267	16,522,267

Tangible book value per share	$5.88	$5.89	$6.11	$6.39